CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2023	$1,000,000	$109.10

 April 2021

Pricing Supplement No. 1,272

Registration Statement Nos. 333-250103; 333-250103-01

Dated April 5, 2021

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the common stock of Activision Blizzard, Inc., the common stock of The Clorox Company and the common stock of Walgreens Boots Alliance, Inc., which we refer to collectively as the underlying stocks, is at or above 70% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any underlying stock is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 65% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each underlying stock is also greater than or equal to its respective coupon threshold level, the related contingent monthly coupon. However, if the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 2-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 2-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlying stocks, the fact that the securities are linked to three underlying stocks does not provide any asset diversification benefits and instead means that a decline of any underlying stock below the relevant coupon threshold level will result in no contingent monthly coupons, even if one or both of the other underlying stocks close at or above the respective coupon threshold levels. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying stock will result in no contingent monthly coupon payments or a significant loss of your investment, as applicable, even if one or both of the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Activision Blizzard, Inc. common stock (the “ATVI Stock”), The Clorox Company common stock (the “CLX Stock”) and Walgreens Boots Alliance, Inc. common stock (the “WBA Stock”)
Aggregate principal amount:	$1,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 5, 2021
Original issue date:	April 8, 2021 (3 business days after the pricing date)
Maturity date:	April 6, 2023
Early redemption:

If, on any redemption determination date, beginning on July 1, 2021, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying stock is below its respective initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:

With respect to each underlying stock, the closing price of such underlying stock on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such determination date or observation date, as applicable

Redemption determination dates:

Quarterly, on July 1, 2021, October 1, 2021, January 3, 2022, April 1, 2022, July 1, 2022, October 3, 2022 and January 3, 2023, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Quarterly, on July 7, 2021, October 6, 2021, January 6, 2022, April 6, 2022, July 7, 2022, October 6, 2022 and January 6, 2023. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 15.00% (corresponding to approximately $12.50 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date.

If, on any observation date, the determination closing price of any underlying stock is less than its respective coupon threshold level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more underlying stocks will remain below their respective coupon threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount and, if the final share price of each underlying stock is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

●If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 35%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$939.80 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$1,000,000	$2,500	$997,500

(1) The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2) MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3) See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or saving accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020  Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the ATVI Stock, $95.54, which is its closing price on April 1, 2021

With respect to the CLX Stock, $192.83, which is its closing price on April 1, 2021

With respect to the WBA Stock, $54.75, which is its closing price on April 1, 2021

Downside threshold level:

With respect to the ATVI Stock, $62.101, which is equal to 65% of its initial share price

With respect to the CLX Stock, $125.340, which is equal to approximately 65% of its initial share price

With respect to the WBA Stock, $35.588, which is equal to approximately 65% of its initial share price

Coupon threshold level:

With respect to the ATVI Stock, $66.878, which is equal to 70% of its initial share price

With respect to the CLX Stock, $134.981, which is equal to 70% of its initial share price

With respect to the WBA Stock, $38.325, which is equal to 70% of its initial share price

Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events. We also refer to April 3, 2023 as the final observation date.

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61771VSU5 / US61771VSU51
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
May 3, 2021	May 6, 2021
June 1, 2021	June 4, 2021
July 1, 2021	July 7, 2021
August 2, 2021	August 5, 2021
September 1, 2021	September 7, 2021
October 1, 2021	October 6, 2021
November 1, 2021	November 4, 2021
December 1, 2021	December 6, 2021
January 3, 2022	January 6, 2022
February 1, 2022	February 4, 2022
March 1, 2022	March 4, 2022
April 1, 2022	April 6, 2022
May 2, 2022	May 5, 2022
June 1, 2022	June 6, 2022
July 1, 2022	July 7, 2022
August 1, 2022	August 4, 2022
September 1, 2022	September 7, 2022
October 3, 2022	October 6, 2022
November 1, 2022	November 4, 2022
December 1, 2022	December 6, 2022
January 3, 2023	January 6, 2023
February 1, 2023	February 6, 2023
March 1, 2023	March 6, 2023
April 3, 2023 (final observation date)	April 6, 2023 (maturity date)

April 2021 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due April 6, 2023 All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon at an annual rate of 15.00% but only if the determination closing price of each underlying stock is at or above 70% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If the determination closing price of any underlying stock is less than its coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more underlying stocks will remain below their respective coupon threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying stocks were to be at or above their respective coupon threshold levels on some monthly observation dates, one or more underlying stocks may fluctuate below the respective coupon threshold level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly payments throughout the entire 2-year term of the securities.

Maturity:	Approximately 2 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 15.00% (corresponding to approximately $12.50 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date.

If on any observation date, the determination closing price of any underlying stock is less than its respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption quarterly:

Starting on July 1, 2021, if the determination closing price of each underlying stock is greater than or equal to their respective initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount, and, if the final share price of each underlying stock is also greater than or equal to its respective coupon threshold level, the related contingent monthly coupon.

If the final share price of any underlying stock is less than its downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

April 2021 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $939.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2021 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying stocks close at or above their respective coupon threshold levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the monthly periods during the 2-year term of the securities, and the payment at maturity may be less than 65% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all of the underlying stocks close at or above their respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlying stocks are at or above their respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlying stocks are below the respective coupon threshold level(s) on the related observation date.

When all of the underlying stocks close at or above their respective initial share prices on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that all of the underlying stocks close at or above their respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others, and at least one of the underlying stocks closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlying stocks are at or above their respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlying stocks are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, all of the underlying stocks close at or above their respective downside threshold levels. At maturity, investors will receive the stated principal amount and, if the final share price of each underlying stock is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date.

April 2021 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that all of the underlying stocks close at or above their respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others, and at least one of the underlying stocks closes below its initial share prices on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlying stocks are greater than or equal to their respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlying stocks are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, one or more underlying stocks close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

April 2021 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each monthly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

April 2021 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

April 2021 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each underlying stock on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. The actual initial share price, coupon threshold level and downside threshold level for each underlying stock are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

15.00% per annum (corresponding to approximately $12.50 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount, and, if the final share price of each underlying stock is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the ATVI Stock: $100.00 With respect to the CLX Stock: $200.00 With respect to the WBA Stock: $50.00
Hypothetical Coupon Threshold Level:

With respect to the ATVI Stock: $70.00, which is 70% of its hypothetical initial share price

With respect to the CLX Stock: $140.00 which is 70% of its hypothetical initial share price

With respect to the WBA Stock: $35.00, which is 70% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the ATVI Stock: $65.00, which is 65% of its hypothetical initial share price

With respect to the CLX Stock: $130.00, which is 65% of its hypothetical initial share price

With respect to the WBA Stock: $32.50, which is 65% of its hypothetical initial share price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $12.50 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price
	ATVI Stock	CLX Stock	WBA Stock	Contingent Monthly Coupon
Hypothetical Observation Date 1	$120.00 (at or above its coupon threshold level)	$190.00 (at or above its coupon threshold level)	$45.00 (at or above its coupon threshold level)	$12.50
Hypothetical Observation Date 2	$45.00 (below its coupon threshold level)	$160.00 (at or above its coupon threshold level)	$40.00 (at or above its coupon threshold level)	$0
Hypothetical Observation Date 3	$90.00 (at or above its coupon threshold level)	$100.00 (below its coupon threshold level)	$30.00 (below its coupon threshold level)	$0
Hypothetical Observation Date 4	$50.00 (below its coupon threshold level)	$95.00 (below its coupon threshold level)	$30.00 (below its coupon threshold level)	$0

April 2021 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

On hypothetical observation date 1, each of the underlying stocks closes at or above its respective coupon threshold level. Therefore, a contingent monthly coupon of $12.50 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying stock closes at or above its coupon threshold level, but one or more of the other underlying stocks close below their respective coupon threshold level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying stocks closes below its respective coupon threshold level, and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any underlying stock is below its respective coupon threshold level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

If the final share price of each underlying stock is greater than or equal to its initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security plus the contingent monthly coupon with respect to the related observation date. In the following examples, one or more underlying stocks close below the respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Final Share Price
	ATVI Stock	CLX Stock	WBA Stock	Payment at Maturity
Example 1:	$30.00 (below its downside threshold level)	$110.00 (below its downside threshold level)	$45.00 (at or above its downside threshold level)	$1,000 × share performance factor of the worst performing underlying stock = $1,000 × ($30.00 / $100.00) = $300.00
Example 2:	$90.00 (at or above its downside threshold level)	$150.00 (at or above its downside threshold level)	$20.00 (below its downside threshold level)	$1,000 × share performance factor of the worst performing underlying stock = $1,000 × ($20.00 / $50.00) = $400.00
Example 3:	$40.00 (below its downside threshold level)	$40.00 (below its downside threshold level)	$12.50 (below its downside threshold level)	$1,000 × ($40.00 / $200.00) = $200.00
Example 4:	$40.00 (below its downside threshold level)	$60.00 (below its downside threshold level)	$10.00 (below its downside threshold level)	$1,000 × ($10.00 / $50.00) = $200.00
Example 5:	$150.00 (at or above its downside threshold level and its coupon threshold level)	$240.00 (at or above its downside threshold level and its coupon threshold level)	$80.00 (at or above its downside threshold level and its coupon threshold level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date

In examples 1 and 2, the final share price(s) of one or two of the underlying stocks are at or above the respective downside threshold level(s), but the final share price(s) of one or both of the other underlying stocks are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. Moreover, investors do not receive any contingent monthly coupon for the final monthly period.

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Principal at Risk Securities

Similarly, in examples 3 and 4, the final share prices of all of the underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 3, the ATVI Stock has declined 60% from its initial share price to its final share price, the CLX Stock has declined 80% from its initial share price to its final share price and the WBA Stock has declined 75% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the CLX Stock, which represents the worst performing underlying stock in this example. In example 4, the ATVI Stock has declined 60% from its initial share price to its final share price, the CLX Stock has declined 70% from its initial share price to its final share price and the WBA Stock has declined 80% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the WBA Stock, which represents the worst performing underlying stock in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period.

In example 5, the final share price of each underlying stock is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of any of the underlying stocks.

If the securities are not redeemed prior to maturity and the final share price of ANY underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 65% of the stated principal amount per security and could be zero.

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Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its downside threshold level of 65% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is at or above 70% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more underlying stocks could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon, if any, is based only on the determination closing prices of the underlying stocks on the related monthly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying stock on monthly observation dates, if the determination closing price of any underlying stock on any observation date is below the respective coupon threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or more of the underlying stocks were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its initial share price, and the return on the securities will be limited to the contingent monthly coupon, if any, that is paid with respect to each observation date on which all determination closing prices are greater than or equal to their respective coupon threshold levels, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the determination closing price of any underlying stock has been below its respective coupon threshold level on any observation date,

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Principal at Risk Securities

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its coupon threshold level, and especially if the price of any underlying stock at the time of sale is near or below its downside threshold level, or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of one or more of the underlying stocks may decrease and close below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment, and the price of one or more underlying stocks may decrease and close below the respective downside threshold level on the final observation date so that you receive a payment at maturity that is less than 65% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying stocks will be at or above their respective coupon threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, that the closing prices of all of the underlying stocks will be at or above the respective downside threshold levels so that you do not suffer a significant loss on your initial investment in the securities. See “Activision Blizzard, Inc. Overview,” “The Clorox Company Overview” and “Walgreens Boots Alliance, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more

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Principal at Risk Securities

contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭Investing in the securities is not equivalent to investing in the common stock of Activision Blizzard, Inc., the common stock of The Clorox Company or the common stock of Walgreens Boots Alliance, Inc. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with

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Principal at Risk Securities

accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to April 1, 2021 could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), (ii), the coupon threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying stocks), and (iii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying stock on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels and the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on

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Principal at Risk Securities

the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of all of the underlying stocks, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent monthly coupons, all of the underlying stocks must close at or above their respective coupon threshold levels on the applicable observation date. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 65% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlying stocks.

￭No affiliation with Activision Blizzard, Inc., The Clorox Company or Walgreens Boots Alliance, Inc. Activision Blizzard, Inc., The Clorox Company and Walgreens Boots Alliance, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Activision Blizzard, Inc., The Clorox Company or Walgreens Boots Alliance, Inc. in connection with this offering.

￭We may engage in business with or involving Activision Blizzard, Inc., The Clorox Company or Walgreens Boots Alliance, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Activision Blizzard, Inc., The Clorox Company or Walgreens Boots Alliance, Inc. without regard to your interests and thus may acquire non-public information about Activision Blizzard, Inc., The Clorox Company or Walgreens Boots Alliance, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Activision Blizzard, Inc., The Clorox Company or Walgreens Boots Alliance, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

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Principal at Risk Securities

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

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Principal at Risk Securities

Activision Blizzard, Inc. Overview

Activision Blizzard, Inc. is a global developer and publisher of interactive entertainment content and services. The ATVI Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Activision Blizzard, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-15839 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Activision Blizzard, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the ATVI Stock is accurate or complete.

Information as of market close on April 5, 2021:

Bloomberg Ticker Symbol:	ATVI
Exchange:	Nasdaq
Current Stock Price:	$97.87
52 Weeks Ago:	$61.60
52 Week High (on 2/12/2021):	$103.81
52 Week Low (on 4/7/2020):	$59.87
Current Dividend Yield:	0.48%

The following table sets forth the published high and low closing prices of, as well as dividends on, the ATVI Stock for each quarter from January 1, 2018 through April 5, 2021. The closing price of the ATVI Stock on April 5, 2021 was $97.87. The associated graph shows the closing prices of the ATVI Stock for each day from January 1, 2016 through April 5, 2021. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the ATVI Stock may have been adjusted for stock splits and other corporate events. The historical performance of the ATVI Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the ATVI Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Activision Blizzard, Inc. (CUSIP 00507V109)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	78.22	64.31	0.34
Second Quarter	77.87	64.56	-
Third Quarter	83.19	68.93	-
Fourth Quarter	83.39	43.99	-
2019
First Quarter	51.35	40.11	0.37
Second Quarter	49.55	42.19	-
Third Quarter	56.03	45.14	-
Fourth Quarter	59.42	51.95	-
2020
First Quarter	64.37	52.05	0.41
Second Quarter	76.58	57.50	-
Third Quarter	86.84	76.18	-
Fourth Quarter	92.85	75.12	-
2021
First Quarter	103.81	88.00	0.47
Second Quarter (through April 5, 2021)	97.87	95.54	-

We make no representation as to the amount of dividends, if any, that Activision Blizzard, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Activision Blizzard, Inc.

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Principal at Risk Securities

Common Stock of Activision Blizzard, Inc. – Daily Closing Prices January 1, 2016 to April 5, 2021

* The red line indicates the downside threshold level of $62.101, which is 65% of the initial share price, and the black line in the graph indicates the coupon threshold level of $66.878, which is 70% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the ATVI Stock or other securities of Activision Blizzard, Inc. We have derived all disclosures contained in this document regarding Activision Blizzard, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Activision Blizzard, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Activision Blizzard, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ATVI Stock (and therefore the price of the ATVI Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Activision Blizzard, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the ATVI Stock.

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Principal at Risk Securities

The Clorox Company Overview

The Clorox Company markets consumer brand names, including its namesake bleach and cleaning products. The CLX Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Clorox Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07151 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Clorox Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CLX Stock is accurate or complete.

Information as of market close on April 5, 2021:

Bloomberg Ticker Symbol:	CLX
Exchange:	NYSE
Current Stock Price:	$194.40
52 Weeks Ago:	$181.38
52 Week High (on 8/4/2020):	$237.74
52 Week Low (on 3/4/2021):	$178.17
Current Dividend Yield:	2.28%

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of The Clorox Company for each quarter from January 1, 2018 through April 5, 2021. The closing price of the CLX Stock on April 5, 2021 was $194.40. The associated graph shows the closing prices of the common stock of The Clorox Company for each day from January 1, 2016 through April 5, 2021. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the CLX Stock may have been adjusted for stock splits and other corporate events. The historical performance of the CLX Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the CLX Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of The Clorox Company (CUSIP 189054109)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	146.44	124.22	0.96
Second Quarter	135.25	114.80	0.96
Third Quarter	152.47	129.53	0.96
Fourth Quarter	166.36	142.18	0.96
2019
First Quarter	161.31	145.65	0.96
Second Quarter	159.73	146.72	1.06
Third Quarter	166.33	150.23	1.06
Fourth Quarter	153.54	145.02	1.06
2020
First Quarter	197.88	151.52	1.06
Second Quarter	219.37	174.66	1.11
Third Quarter	237.74	206.85	1.11
Fourth Quarter	221.17	194.91	1.11
2021
First Quarter	222.18	178.17	1.11
Second Quarter (through April 5, 2021)	194.40	192.83	-

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that The Clorox Company may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Clorox Company.

Common Stock of The Clorox Company – Daily Closing Prices January 1, 2016 to April 5, 2021

* The red line indicates the downside threshold level of $125.340, which is approximately 65% of the initial share price, and the black line in the graph indicates the coupon threshold level of $134.981, which is 70% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the CLX Stock or other securities of The Clorox Company. We have derived all disclosures contained in this document regarding The Clorox Company stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Clorox Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Clorox Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the CLX Stock (and therefore the price of the CLX Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Clorox Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the CLX Stock.

April 2021 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Walgreens Boots Alliance, Inc. Overview

Walgreens Boots Alliance, Inc. is a retail and wholesale pharmacy. The company provides internet infrastructure, e-commerce, online financial and internet content services through its subsidiaries. The WBA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Walgreens Boots Alliance, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36759 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Walgreens Boots Alliance, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the WBA Stock is accurate or complete.

Information as of market close on April 5, 2021:

Bloomberg Ticker Symbol:	WBA
Exchange:	Nasdaq
Current Stock Price:	$56.80
52 Weeks Ago:	$42.63
52 Week High (on 4/5/2021):	$56.80
52 Week Low (on 10/29/2020):	$33.52
Current Dividend Yield:	3.29%

The following table sets forth the published high and low closing prices of, as well as dividends on, the WBA Stock for each quarter from January 1, 2018 through April 5, 2021. The closing price of the WBA Stock on April 5, 2021 was $56.80. The associated graph shows the closing prices of the WBA Stock for each day from January 1, 2016 through April 5, 2021. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the WBA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the WBA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the WBA Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Walgreens Boots Alliance, Inc. (CUSIP 931427108)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	80.27	65.43	0.40
Second Quarter	68.00	59.70	0.40
Third Quarter	73.81	60.76	0.44
Fourth Quarter	85.69	65.26	0.44
2019
First Quarter	74.43	59.79	0.44
Second Quarter	63.49	49.34	0.44
Third Quarter	58.06	49.29	0.4675
Fourth Quarter	62.72	52.08	0.4675
2020
First Quarter	59.59	41.02	0.4675
Second Quarter	47.02	38.35	0.4675
Third Quarter	43.16	34.67	0.4675
Fourth Quarter	44.10	33.52	0.4675
2021
First Quarter	55.05	41.16	0.4675
Second Quarter (through April 5, 2021)	56.80	54.75	-

We make no representation as to the amount of dividends, if any, that Walgreens Boots Alliance, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Walgreens Boots Alliance, Inc.

April 2021 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Common Stock of Walgreens Boots Alliance, Inc. – Daily Closing Prices January 1, 2016 to April 5, 2021

* The red line indicates the downside threshold level of $35.588, which is approximately 65% of the initial share price, and the black line in the graph indicates the coupon threshold level of $38.325, which is 70% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the WBA Stock or other securities of Walgreens Boots Alliance, Inc. We have derived all disclosures contained in this document regarding Walgreens Boots Alliance, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Walgreens Boots Alliance, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Walgreens Boots Alliance, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the WBA Stock (and therefore the price of the WBA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Walgreens Boots Alliance, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the WBA Stock.

April 2021 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the ATVI Stock, Activision Blizzard, Inc.

With respect to the CLX Stock, The Clorox Company

With respect to the WBA Stock, Walgreens Boots Alliance, Inc.

The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to each underlying stock so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underling stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its initial share price, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment.

April 2021 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price of each other underlying stock (or exchange property value, as applicable) is also greater than or equal to its respective downside threshold level: the stated principal amount, and, if the exchange property value on the final observation date is also greater than or equal to the respective coupon threshold level, and the final share price of each other underlying stock (or exchange property value, as applicable) is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the

April 2021 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered

April 2021 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

April 2021 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●certain dealers and traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax

April 2021 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the

April 2021 Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 6, 2023

All Payments on the Securities Based on the Worst Performing of the Common Stock of Activision Blizzard, Inc., the Common Stock of The Clorox Company and the Common Stock of Walgreens Boots Alliance, Inc.

Principal at Risk Securities

U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.

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Principal at Risk Securities

We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them

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Principal at Risk Securities

pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to April 1, 2021, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), (ii) the coupon threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying stocks) for such underlying stock, and (iii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final observation date, so that you are not exposed to the negative performance of the underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley,

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Principal at Risk Securities

when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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